ARTICLES OF INCORPORATION
                                       OF

                            SUN ASSET HOLDINGS, INC.

FIRST.  THE NAME OF THE  CORPORATION  IS:  SUN  ASSET  HOLDINGS,  INC.

SECOND. WHILE ITS PRINCIPAL PLACE O(POUND) BUSINESS IN THE STATE OF FLORIDA IS LOCATED AT 1966 N. JOHN YOUNG PARKWAY, KISSIMMEE, FLORIDA 34741, THIS CORPORATION MAY MAINTAIN AN OFFICE, OR OFFICES, IN SUCH OTHER PLACE WITHIN OR WITHOUT THE STATE O(POUND) FLORIDA AS MAY BE FROM TIME TO TIME DESIGNATED BY THE BOARD OF DIRECTORS, OR BY THE BY-LAWS OF SAID CORPORATION, AND THIS CORPORATION MAY CONDUCT ALL CORPORATION BUSINESS OF EVERY KIND AND NATURE, INCLUDING THE HOLDING OF ALL MEETINGS OF DIRECTORS AND STOCKHOLDERS, OUTSIDE THE STATE OF FLORIDA AS WELL AS WITHIN THE STATE OF FLORIDA.

THIRD. THE OBJECTS FOR WHICH THIS FOR PROFIT FLORIDA CORPORATION IS FORMED IN ACCORD WITH THE FLORIDA STATUTES COVERING A PROFIT CORPORATION ARE: TO ENGAGE IN ANY LAWFUL ACTIVITY, INCLUDING, BUT NOT LIMITED TO THE FOLLOWING:

(A) SHALL HAVE SUCH RIGHTS, PRIVILEGES AND POWERS AS MAY BE CONFERRED UPON CORPORATIONS BY ANY EXISTING LAW.

(B) MAY AT ANY TIME EXERCISE SUCH RIGHTS, PRIVILEGES AND POWERS, WHEN NOT INCONSISTENT WITH THE PURPOSES AND OBJECTS, FOR WHICH THIS CORPORATION IS ORGANIZED.

(C) SHALL HAVE THE POWER TO HAVE SUCCESSION BY ITS CORPORATE NAME FOR THE PERIOD LIMITED IN ITS ARTICLES OF INCORPORATION, AND WHEN NO PERIOD IS LIMITED, PERPETUALLY, OR UNTIL DISSOLVED AND ITS AFFAIRS WOUND UP ACCORDING TO LAW.

(D)      SHALL HAVE THE POWER TO SUE AND BE SUED IN ANY COURT OF LAW OR EQUITY.

(E)      SHALL HAVE THE POWER TO MAKE CONTRACTS.

(F) SHALL HAVE THE POWER TO HOLD, PURCHASE AND CONVEY REAL AND PERSONAL ESTATE AND TO MORTGAGE OR LEASE ANY SUCH REAL AND PERSONAL ESTATE WITH ITS FRANCHISES. THE POWER TO HOLD REAL AND PERSONAL ESTATE SHALL INCLUDE THE POWER TO TAKE THE SAME BY DEVISE OR BEQUEST IN THE STATE OF FLORIDA, OR IN ANY OTHER STATE, TERRITORY OR COUNTRY.

(G)      SHALL HAVE THE POWER TO APPOINT SUCH OFFICERS AND AGENTS AS THE AFFAIRS
         OF  THE  CORPORATION   SHALL  REQUIRE,   AND  TO  ALLOW  THEM  SUITABLE
         COMPENSATION.

(H) SHALL HAVE THE POWER TO MAKE BY-LAWS NOT INCONSISTENT WITH THE CONSTITUTION OR LAWS OF THE UNITED STATES, OR OF THE STATE OF FLORIDA, FOR THE MANAGEMENT, REGULATION AND GOVERNMENT OF ITS AFFAIRS AND PROPERTY, THE TRANSFER OF ITS STOCK, THE TRANSACTION OF ITS BUSINESS, AND THE CALLING AND HOLDING OF MEETINGS OF ITS STOCKHOLDERS.

(I) SHALL HAVE THE POWER TO WIND UP AND DISSOLVE ITSELF, OR BE WOUND UP OR DISSOLVED.


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(J)      SHALL HAVE THE POWER TO ADOPT AND USE A COMMON SEAL OR STAMP, AND ALTER
         THE SAME AT _PLEASURE. THE USE OF A SEAL OR STAMP BY THE CORPORATION ON ANY CORPORATE DOCUMENTS IS NOT NECESSARY. THE.CORPORATION MAY USE A SEAL OR STAMP, IF IT DESIRES, BUT SUCH USE OR NONUSE SHALL NOT IN ANY WAY AFFECT THE LEGALITY OF THE DOCUMENT.

(K) SHALL HAVE THE POWER TO BORROW MONEY AND CONTRACT DEBTS WHEN NECESSARY FOR THE TRANSACTION OF ITS BUSINESS, OR FOR THE EXERCISE OF ITS CORPORATE, RIGHTS, PRIVILEGES OR FRANCHISES, OR FOR ANY OTHER LAWFUL PURPOSE OF ITS INCORPORATION; TO ISSUE BONDS, PROMISSORY NOTES, BILLS OF EXCHANGE, DEBENTURES, AND OTHER OBLIGATIONS AND EVIDENCES OF INDEBTEDNESS, PAYABLE AT A SPECIFIED TIME OR TIMES, OR PAYABLE UPON THE HAPPENING OF A SPECIFIED EVENT OR EVENTS, WHETHER SECURED BY MORTGAGE, PLEDGE OR OTHERWISE, OR UNSECURED, FOR MONEY BORROWED, OR IN PAYMENT FOR PROPERTY PURCHASED, OR ACQUIRED, OR FOR ANY OTHER LAWFUL OBJECT_

(L) SHALL HAVE THE POWER TO GUARANTEE, PURCHASE, HOLD, SELL, ASSIGN, TRANSFER, MORTGAGE, PLEDGE OR OTHERWISE DISPOSE OF THE SHARES OF THE CAPITAL STOCK OF, OR. ANY BONDS, SECURITIES OR EVIDENCES OF THE INDEBTEDNESS CREATED BY, ANY OTHER CORPORATION OF THE STATE OF FLORIDA,, OR ANY OTHER STATE OR GOVERNMENT, AND, WHILE OWNERS OF SUCH STOCK, BONDS, SECURITIES OR EVIDENCES OF INDEBTEDNESS, TO EXERCISE ALL THE RIGHTS, POWERS AND PRIVILEGES OF OWNERSHIP, INCLUDING THE RIGHT TO VOTE, IF ANY.

(M) SHALL HAVE THE POWER TO PURCHASE, HOLD, SELL AND TRANSFER SHARES OF ITS OWN CAPITAL STOCK, AND USE THEREFOR ITS CAPITAL, CAPITAL SURPLUS, SURPLUS, OR OTHER PROPERTY OR FUND.

(N) SHALL HAVE THE POWER TO CONDUCT BUSINESS, HAVE ONE OR MORE OFFICES, AND HOLD, PURCHASE, MORTGAGE AND CONVEY REAL AND PERSONAL PROPERTY IN THE STATE OF FLORIDA, AND IN ANY OF THE SEVERAL STATES, TERRITORIES, POSSESSIONS AND DEPENDENCIES O(POUND) THE UNITED STATES, THE DISTRICT OF COLUMBIA, AND ANY FOREIGN COUNTRIES.

(0) SHALL HAVE THE POWER TO DO ALL AND EVERYTHING NECESSARY AND PROPER FOR THE ACCOMPLISHMENT OF THE OBJECTS ENUMERATED IN ITS ARTICLES OF INCORPORATION, or ANY AMENDMENT THEREOF, OR NECESSARY OR INCIDENTAL TO THE PROTECTION AND BENEFIT OF THE CORPORATION, AND, IN GENERAL, TO CARRY ON ANY LAWFUL BUSINESS NECESSARY OR INCIDENTAL TO THE ATTAINMENT OF THE OBJECTS OF THE CORPORATION, WHETHER OR NOT SUCH BUSINESS IS
         SIMILAR IN NATURE TO THE OBJECTS SET FORTH IN THE ARTICLES OF INCORPORATION OF THE CORPORATION, OR ANY AMENDMENT THEREOF.

(P) SHALL HAVE THE POWER TO MAKE DONATIONS FOR THE PUBLIC WELFARE OR FOR CHARITABLE, SCIENTIFIC OR EDUCATIONAL PURPOSES.

(Q) SHALL HAVE THE POWER TO ENTER INTO PARTNERSHIPS, GENERAL OR LIMITED, OR JOINT VENTURE, IN CONNECTION WITH ANY LAWFUL ACTIVITIES, AS MAY BE ALLOWED BY LAW.

FOURTH. SECTION 1. THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE is 100, 100,000, OF WHICH 100,000,000 SHARES, SHALL BE COMMON STOCK WITH A PAR VALUE OF $0.0001 PER SHARE, AND 100,000 SHARES SHALL BE SERIAL PREFERRED STOCK WITH A PAR VALUE OF $0.0001. PER SHARE.


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                  SECTION 2. THE HOLDERS OF THE COMMON STOCK ARE ENTITLED AT ALL
TIMES TO ONE VOTE FOR EACH SHARE AND TO SUCH DIVIDENDS AS THE BOARD OF DIRECTORS MAY IN THEIR DISCRETION FROM TIME TO TIME LEGALLY DECLARE, SUBJECT, HOWEVER, TO THE VOTING AND DIVIDEND RIGHTS, IF ANY, OF THE HOLDERS OF THE SERIAL PREFERRED STOCK. IN THE EVENT OF ANY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION, THE REMAINING ASSETS OF THE CORPORATION AFTER THE PAYMENT OF ALL DEBTS AND NECESSARY EXPENSES, SUBJECT, HOWEVER, TO THE RIGHTS OF THE HOLDERS OF THE SERIAL PREFERRED STOCK THEN OUTSTANDING, SHALL BE DISTRIBUTED AMONG THE HOLDERS OF THE COMMON STOCK PRO RATA IN ACCORDANCE WITH THEIR RESPECTIVE HOLDINGS. THE COMMON STOCK IS SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THE SERIAL PREFERRED STOCK AS FIXED BY THE BOARD OF DIRECTORS AS HEREINAFTER PROVIDED.

                  SECTION 3. THE SERIAL  PREFERRED  STOCK  SHALL BE ISSUED  FROM
TIME TO TIME IN ONE OR MORE SERIES WITH SUCH DISTINCTIVE SERIAL DESIGNATIONS AND
(A) MAY HAVE SUCH VOTING POWERS, FULL OR LIMITED, OR MAY BE WITHOUT VOTING POWERS; (B) MAY BE SUBJECT TO REDEMPTION AT SUCH TIME OR TIMES AND AT SUCH PRICES; (C) MAY BE ENTITLED TO RECEIVE DIVIDENDS (WHICH MAY BE CUMULATIVE OR NON-CUMULATIVE) AT SUCH RATE OR RATES, ON SUCH CONDITIONS, AND AT SUCH TIMES AND PAYABLE IN PREFERENCE TO, OR IN SUCH RELATION TO, THE DIVIDENDS PAYABLE ON ANY OTHER CLASS OR CLASSES OR SERIES OF STOCK; (D) MAY HAVE SUCH RIGHTS UPON THE DISSOLUTION OF, OR UPON ANY DISTRIBUTION OF THE ASSETS OF, THE CORPORATION; (E) MAY BE MADE CONVERTIBLE INTO, OR EXCHANGEABLE FOR, SHARES OF ANY OTHER CLASS OR CLASSES OR OF ANY OTHER SERIES OF THE SAME OR ANY OTHER CLASS OR CLASSES OF STOCK OF THE CORPORATION, AT SUCH PRICE OR PRICES OR AT SUCH RATES OF EXCHANGE, AND WITH SUCH ADJUSTMENTS; AND (F). SHALL HAVE SUCH OTHER RELATIVE, PARTICIPATING, OPTIONAL OR SPECIAL RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, ALL AS SHALL HEREAFTER BE STATED AND EXPRESSED IN THE RESOLUTION OR RESOLUTIONS PROVIDING FOR THE ISSUANCE OF SUCH SERIAL PREFERRED STOCK FROM TIME TO TIME ADOPTED BY THE BOARD OF DIRECTORS PURSUANT TO AUTHORITY to DO SO WHICH IS HEREBY VESTED IN THE BOARD.

FIFTH. THE GOVERNING BOARD OF THIS CORPORATION SHALL be KNOWN AS DIRECTORS, AND THE NUMBER OF DIRECTORS MAY FROM TIME TO TIME BE INCREASED OR DECREASED IN SUCH A MANNER AS SHALL BE PROVIDED BY THE BY-LAWS OF THIS CORPORATION, PROVIDING THAT THE NUMBER OF DIRECTORS SHALL NOT BE REDUCED TO FEWER THAN TWO (2).

         THE NAME AND POST OFFICE ADDRESS OF THE FIRST BOARD OF DIRECTORS SHALL BE TWO (2) IN NUMBER AND LISTED AS FOLLOWS:

         NAME                                        POST OFFICE ADDRESS

WILLIAM E.K. HATHAWAY, IL,                           1966 N. JOHN YOUNG PARKWAY

DIRECTOR AND CHIEF EXECUTIVE OFFICER                 KISSIMMEE, FLORIDA 34,741

CHARLES C. FREY,                                     1966 N. JOHN YOUNG PARKWAY.

DIRECTOR AND CHIEF OPERATING OFFICER                 KISSIMMEE, FLORIDA 34741


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SIXTH.  The capital stock,  after the amount of the  subscription  price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

         NAME                                        POST OFFICE ADDRESS
         Roger A. Kimmel, Jr.                        114 Barrington Town Square
                                                     Suite 159
                                                     Aurora, Ohio 44202

EIGHTH. The resident agent for this corporation shall be:

                                 CHARLES C. FREY

The address of said agent, and, the registered or statutory address of this corporation in the State of Florida, shall be:

                           1966 N. John Young Parkway
                            Kissimmee, Florida 34741

NINTH. The corporation is to have perpetual existence.

TENTH. In Furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation. .

         To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

         By resolution passed by a majority of the whole Board, to designate one
(1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in, the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers, of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

         When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders


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of at least a majority of the voting stock issued and outstanding,  the Board of
Directors shall have the power and authority at any meeting to, sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

         The Board of Directors may, by resolution or resolutions, use authorized but unissued shares of Common Stock and Preferred Stock without shareholder approval in order to acquire businesses, to obtain additional financing or for other corporate purposes. Purchases of Convertible Preferred Stock shall be treated in all respects as equivalent to purchases o(pound) common stock, such that, upon acquisition, the requisite holding pERIOD for Rule 144 purposes shall begin when the Convertible Preferred Stock is acquired, and not when it is converted from Preferred to Common Stock. Accordingly, if Preferred Stock has been held for longer than two years and the holder is not an affiliate, it shall be eligible for the safe harbor afforded by Rule 144 immediately upon conversion from Preferred to Common, as tacking shall be explicitly permitted between the Preferred Stock Certificate and its equivalent Common Stock Certificate (or Certificates).

         The Board of Directors shall have the right to reincorporate the Company, to declare splits or reverse splits of the stock of the Company, increase or decrease the number of Common and/or Preferred shares authorized to be issued and outstanding, or otherwise act on matters concerning the corporate status and capital structure of the Company, without shareholder approval.

ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to SUCH persons and on such terms as in its discretion it shall deem advisable.

TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Florida Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to. such. repeal or modification.

THIRTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or


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hereafter  prescribed by statute,  or by the Articles of Incorporation,  and all
rights  conferred  upon   Stockholders   herein  are  granted  subject  to  this
reservation.

         The effective date of these Articles of Incorporation shall be and it is January 17th, 2003.

         1, Roger A. Kimmel, Jr., the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Florida do make and file these Articles of Incorporation, and do hereby certify that this is my act and deed and that the facts herein stated are true; and I have, accordingly, signed below this I 'y'day of January, 2003.

                                                  INCORPORATOR


                                                  /s/ Roger A kimmel, Jr.
                                                  -----------------------
                                                  Roger A kimmel, Jr.